Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES First QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

May 4, 2021

FORT WORTH, TEXAS -- (BUSINESS WIRE) -- FTS International, Inc. (NYSE American: FTSI) today reported its financial and operational results for the first quarter of 2021.

Michael Doss, Chief Executive Officer, commented “I am incredibly pleased to report that we are back to generating positive adjusted EBITDA as we continue to efficiently and safely provide best-in-class performance to our customers. Our adjusted EBITDA was $7.8 million in the first quarter, a $13 million sequential increase, despite significant operational disruptions from Winter Storm Uri in February.

With the depressed business conditions of 2020 and our financial restructuring behind us, we are focused on the future with several important initiatives, including Machine IQ and fleet automation, as well as responding to our customers’ evolving expectations for lower emissions equipment. We are excited to be on an upward trajectory in terms of operating and financial performance, which we expect will move our adjusted EBITDA to the $11 to $15 million range in the second quarter. Our financial flexibility, operating efficiency, safety record, and innovation have never been better in the history of the Company.”

Financial Results

First Quarter 2021 (Successor) Compared to Fourth Quarter 2020 (Combined)

•	Revenue was $95.9 million, up from $49.8 million

•	Net loss was $7.9 million, compared to net income of $93.3 million, which included a positive contribution from reorganization items of $114.9 million

•	Adjusted EBITDA was $7.8 million, compared to $(5.2) million

•	Capital expenditures were $5.3 million, compared to $1.8 million

•	Adjusted EBITDA less capital expenditures was $2.5 million, compared to $(7.0) million

Operational Results

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2021	2020	2020

Average active fleets	13.0	10.5	16.0
Utilization %	91%	79%	88%
Fully-utilized fleets	11.8	8.3	14.0

Stages completed	7,067	5,243	6,888
Stages per full-utilized fleet	599	632	492

Pumping hours	14,776	9,773	15,052
Pumping hours per fully-utilized fleet	1,252	1,177	1,075

Pumping days	921	647	1,090
Pumping hours per pumping day	16.0	15.1	13.8

Materials and freight costs as a percent of total revenue	20%	7%	25%

We exited the first quarter with 13 active fleets and remain at that number today. Seven of our active fleets are dual fuel capable, and we continue to monitor customer demand for additional dual fuel conversions, which we can deploy quickly and cost effectively.

Our average pump time per stage increased 12% in the first quarter due to variation in the composition of job designs, resulting in a 5% sequential decline in stages per fully-utilized fleet. In addition, our fleets pumped an average of 16 hours per pumping day in the first quarter, a 6% increase sequentially. While activity improved in the first quarter, we experienced significant operational disruptions due to Winter Storm Uri and its lingering effects, which reduced fleet utilization costing us approximately 700 stages and $2 to $3 million of adjusted EBITDA in February.

Mr. Doss commented further “After deploying fleet 13 at the beginning of the year, we chose to focus on negotiating reasonable price increases before deploying additional fleets. While those pricing discussions were successful and positively contributed to our first quarter results, the full effect of the price increases will not be realized until the second quarter. Our April work calendar was full and May is off to a strong start. It has been a while since we have felt this kind of positive momentum, and I am excited for the rest of 2021.”

MachineIQ™ / Fleet Automation Update

In the first quarter, we successfully launched our fully automated equipment health monitoring and control technology on an active hydraulic fracturing site. This is the culmination of a five-year partnership with KCF Technologies to develop a technological breakthrough that is poised to revolutionize the hydraulic fracturing industry. This technology utilizes KCF’s MachineIQ™ (MIQ) in combination with FTSI’s Petrix pump control and other support systems.

It is based on over one billion data points of unsupervised anomaly detection, which led us to a binary fault identification system. From there, we logged over 20,000 fault events in a supervised learning environment to determine fault classification and load balance recommendations.

This technology does two things: (1) it allows us to complete stages more closely to job design than ever before and (2) it ensures that equipment on the verge of mechanical failure is automatically and immediately shut down to avoid more costly repairs and improve safety on location.

In an industry where most stages completed have some divergence from job design, this technology employs machine learning to proactively identify and address issues caused by potential equipment failures or human-error that could result in a mid-stage rate fluctuation. The systems working together continuously monitor and automatically adjust pumps to deliver a consistent rate, resulting in stages being completed efficiently and to design, unless downhole conditions do not permit it.

This technology is now operational on nine fleets after deploying it to our first fleet working for Devon Energy less than two months ago. We expect to roll it out to all active fleets by the end of May.

Liquidity and Capital Resources

Capital expenditures for the first quarter totaled $5.3 million, primarily for maintenance. We continue to expect recurring maintenance capital expenditures per active fleet to be approximately $2.5 million annualized, or $30 to $40 million in 2021 based on activity levels.

As of March 31, 2021, we had $86.4 million of cash and $31.6 million of availability under our revolving credit facility, or total liquidity of $118.0 million. We had no borrowings under our revolving credit facility during the first quarter, which has a total capacity of $40 million.

Other Non-Recurring Items

In the first quarter, we incurred $0.2 million of remaining legal and professional fees and $0.3 million related to other claims and charges related to our financial restructuring that was completed in the fourth quarter. In addition, we incurred $0.6 million transaction and strategic initiative costs.

Conference Call & Webcast

FTS International will hold a conference call that will also be webcast on its website on Wednesday, May 5, 2021 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, who will then be joined by Buddy Petersen, Chief Operating Officer, and Lance Turner, Chief Financial Officer, for Q&A.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone: Dial (312) 281-2972 at least 10 minutes before the call. A replay will be available through June 1 by dialing (402) 977-9140 and using the conference ID 21993701#.

By Webcast: Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

Restructuring

We emerged from Chapter 11 bankruptcy protection pursuant to a prepackaged plan of reorganization on November 19, 2020 and eliminated $488 million of debt and other liabilities as part of our financial restructuring. Upon emergence, we adopted fresh start accounting as a new entity for accounting and financial reporting purposes.

Results for the fourth quarter are presented separately as the “Predecessor” period from October 1, 2020 through November 19, 2020 and the “Successor” period from November 20, 2020 through December 31, 2020.

In addition to presenting Successor and Predecessor periods, we also present our results for the fourth quarter ended December 31, 2020 on a combined basis (i.e., by combining the results of the Predecessor and Successor periods). These combined results are not considered to be prepared in accordance with GAAP, but we believe that describing certain period-over-period variances and trends in our activity levels on a combined basis facilitates a meaningful analysis of our operating results and cash flows.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is a pure-play hydraulic fracturing service company with operations across multiple basins in the United States.

To learn more, visit www.FTSI.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, capital expenditures, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, these forward-looking statements can be identified by words such as “could,”

“should,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the effects of our bankruptcy proceedings on our business, liquidity, results of operations and prospects and the interests of various constituents; a further decline or future decline in domestic spending by the onshore oil and natural gas industry; continued volatility or future volatility in oil and natural gas prices; deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry; federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry; our ability to obtain permits, approvals and authorizations from governmental and third parties; the effects of or changes to U.S. and foreign government regulation; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent reports on Forms 10-Q, 8-K and 10-K Amendment. These risks are not exhaustive.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as earnings before net interest expense, taxes, and depreciation and amortization further adjusted for expenses that management believes are non-recurring, and/or non-core to business operations and other non-cash expenses, including but not limited to employee severance costs, stock-based compensation, balance sheet impairments and write-downs, gains or losses on extinguishment of debt, gains or losses on disposal of assets, supply commitment charges, restructuring items, transaction and strategic initiative costs.

Adjusted EBITDA is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. The exclusion of certain expenses facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect net interest expense or changes in, or cash requirements for, working capital;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•	adjusted EBITDA does not reflect stock-based compensation expenses. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect supply commitment charges;

•	adjusted EBITDA does not reflect restructuring items or transaction and strategic initiative costs;

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

The table included under “Reconciliation of Net (Loss) Income to Adjusted EBITDA and Calculations of Adjusted EBITDA per fully-utilized fleet and, Adjusted EBITDA Less Capital Expenditures,” provides a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Three Months Ended
	Successor	Successor	Predecessor	Combined	Predecessor
	Mar. 31,	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Mar. 31,
(Dollars in millions, except per share amounts; shares in thousands)	2021	2020	2020	2020	2020

Revenue
Revenue	$95.9	$22.6	$27.2	$49.8	$150.8
Revenue from related parties	-	-	-	-	0.7
Total revenue	95.9	22.6	27.2	49.8	151.5

Operating expenses
Costs of revenue, excluding depreciation and amortization	78.5	24.1	23.0	47.1	114.6
Selling, general and administrative	10.5	4.7	5.1	9.8	17.7
Depreciation and amortization	13.9	4.8	9.1	13.9	21.4
Impairments and other charges	0.3	0.3	0.1	0.4	4.3
Gain on disposal of assets, net	-	-	-	-	(0.1)
Total operating expenses	103.2	33.9	37.3	71.2	157.9

Operating loss	(7.3)	(11.3)	(10.1)	(21.4)	(6.4)

Interest expense, net	(0.1)	-	-	-	(7.3)
Gain on extinguishment of debt, net	-	-	-	-	2.0
Reorganization items	(0.5)	(2.1)	117.0	114.9	-

(Loss) income before income taxes	(7.9)	(13.4)	106.9	93.5	(11.7)
Income tax expense	-	-	0.2	0.2	-

Net (loss) income	$(7.9)	$(13.4)	$106.7	$93.3	$(11.7)

Basic and diluted earnings (loss) per share	$(0.56)	$(0.96)	$19.83		$(2.18)

Shares used in computing basic and diluted earnings (loss) per share	13,990	13,990	5,382		5,367

Consolidated Balance Sheets (unaudited)

	Successor	Successor	Predecessor
	Mar. 31	Dec. 31	Mar. 31
(Dollars in millions)	2021	2020	2020

ASSETS
Current assets
Cash and cash equivalents	$ 86.4	$ 94.0	$ 199.2
Accounts receivable, net	56.5	26.9	78.6
Accounts receivable from related parties, net	-	-	0.6
Inventories	31.8	29.0	43.6
Prepaid expenses and other current assets	4.5	19.5	15.0
Total current assets	179.2	169.4	337.0

Property, plant, and equipment, net	125.4	132.3	223.1
Operating lease right-of-use assets	3.8	4.5	22.5
Intangible assets, net	7.2	7.4	29.5
Other assets	1.4	1.4	3.9
Total assets	$ 317.0	$ 315.0	$ 616.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 39.1	$ 26.9	$ 53.6
Accrued expenses	10.9	12.5	25.2
Current portion of operating lease liabilities	2.6	3.0	13.8
Other current liabilities	0.3	0.3	14.6
Total current liabilities	52.9	42.7	107.2

Long-term debt	-	-	434.7
Operating lease liabilities	2.3	3.3	10.5
Other liabilities	2.2	2.4	34.6
Total liabilities	57.4	48.4	587.0

Stockholders' equity	259.6	266.6	29.0
Total liabilities and stockholders' equity	$ 317.0	$ 315.0	$ 616.0

Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended			Three Months Ended
	Successor	Successor	Predecessor	Combined	Predecessor
	Mar. 31,	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Mar. 31,
(Dollars in millions)	2021	2020		2020	2020

Cash flows from operating activities
Net (loss) income	$(7.9)	$(13.4)	$106.7	$93.3	$(11.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13.9	4.8	9.1	13.9	21.4
Stock-based compensation	0.9	0.4	1.5	1.9	3.1
Amortization of debt discounts and issuance costs	—	—	—	—	0.4
Gain on disposal of assets, net	—	—	—	—	(0.1)
Gain on extinguishment of debt, net	—	—	—	—	(2.0)
Inventory write-down	—	—	—	—	0.6
Non-cash reorganization items	—	—	(131.0)	(131.0)	—
Non-cash provision for supply commitment charges	—	—	—	—	3.2
Cash paid to settle supply commitment charges	—	—	(12.5)	(12.5)	(11.2)
Other non-cash items	0.1	—	—	—	0.9
Changes in operating assets and liabilities:
Accounts receivable	(29.7)	3.2	(1.5)	1.7	(2.4)
Accounts receivable from related parties	—	—	—	—	(0.7)
Inventories	(2.7)	2.2	2.1	4.3	1.3
Prepaid expenses and other assets	1.5	(0.1)	0.5	0.4	(8.1)
Accounts payable	10.7	5.5	7.0	12.5	16.2
Accrued expenses and other liabilities	(1.8)	0.3	2.4	2.7	2.3
Net cash (used in) provided by operating activities	(15.0)	2.9	(15.7)	(12.8)	13.2

Cash flows from investing activities
Capital expenditures	(5.3)	(1.5)	(0.3)	(1.8)	(16.4)
Proceeds from disposal of assets	—	—	0.1	0.1	0.1
Net cash used in investing activities	(5.3)	(1.5)	(0.2)	(1.7)	(16.3)

Cash flows from financing activities
Repayments of long-term debt	—	—	—	—	(20.6)
Payments to secured debtholders	—	—	(30.7)	(30.7)	—
Taxes paid related to net share settlement of equity awards	—	—	(0.2)	(0.2)	(0.1)
Payments of credit facility issuance costs	—	—	(0.2)	(0.2)	—
Net cash used in financing activities	—	—	(31.1)	(31.1)	(20.7)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(20.3)	1.4	(47.0)	(45.6)	(23.8)
Cash, cash equivalents, and restricted cash at beginning of period	106.7	105.3	152.3	152.3	223.0
Cash, cash equivalents, and restricted cash at end of period	$86.4	$106.7	$105.3	$106.7	$199.2

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Calculations of Adjusted EBITDA per Fully-utilized Fleet and Adjusted EBITDA Less Capital Expenditures

	Three Months Ended			Three Months Ended
	Successor	Successor	Predecessor	Combined	Predecessor
	Mar. 31,	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Mar. 31,
(Dollars in millions, except fleets)	2021	2020	2020	2020	2020

Net (loss) income	$(7.9)	$(13.4)	$106.7	$93.3	$(11.7)
Interest expense, net	0.1	—	—	—	7.3
Income tax expense	—	—	0.2	0.2	—
Depreciation and amortization	13.9	4.8	9.1	13.9	21.4
Gain on disposal of assets, net	—	—	—	—	(0.1)
Gain on extinguishment of debt, net	—	—	—	—	(2.0)
Stock-based compensation	0.9	0.4	1.5	1.9	3.1
Supply commitment charges	—	—	—	—	3.2
Inventory write-down	—	—	—	—	0.6
Employee severance costs	—	—	—	—	0.5
Transaction and strategic initiative costs	0.6	—	—	—	—
Reorganization items	0.5	2.1	(117.0)	(114.9)	—
(Gain) loss on contract termination	(0.3)	0.3	0.1	0.4	—
Adjusted EBITDA	$7.8	$(5.8)	$0.6	$(5.2)	$22.3

Average active fleets	13.0			10.5	16.0
Utilization %	91%			79%	88%
Fully-utilized fleets	11.8			8.3	14.0

Adjusted EBITDA	7.8			(5.2)	22.3
Fully-utilized fleets	11.8			8.3	14.0
Annualized adjusted EBITDA per fully-utilized fleet	$2.6			$(2.5)	$6.4

Adjusted EBITDA	7.8			(5.2)	22.3
Less: Capital expenditures	(5.3)			(1.8)	(16.4)
Adjusted EBITDA less capital expenditures	$2.5			$(7.0)	$5.9

Note: Fully-utilized fleets are calculated by multiplying average active fleets by the utilization percent. Utilization percent is calculated by dividing total pumping days for the quarter by the product of 78 (which is equivalent to 26 pumping days per month) times average active fleets.